Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monte N. Redman, Alan P. Eggleston, Frank E. Fusco and Thomas E. Lavery, and each of them individually, as their true and lawful attorney-in-fact in any and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ John J. Corrado	Director	March 11, 2013
John J. Corrado

/s/ Brian M. Leeney	Director	March 11, 2013
Brian M. Leeney

/s/ Patricia M. Nazemetz	Director	March 11, 2013
Patricia M. Nazemetz